REVOLVING CREDIT AGREEMENT

between

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED IN SCHEDULE 1.1

HEREIN

and

THE HUNTINGTON NATIONAL BANK

Dated as of December 18, 2014

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (“Agreement”) is entered into as of December 18, 2014, by and among THE HUNTINGTON FUNDS, a Delaware statutory trust (the “Trust”), each series of the Trust listed on Schedule 1.1 attached hereto executing this Agreement on behalf of itself (the “Funds” or the “Borrowers” and each, a “Fund” or a “Borrower”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Lender”).

WHEREAS, each Borrower is an open-end or closed-end registered investment company under the Investment Company Act of 1940, as amended;

WHEREAS, each Borrower and Citibank, N.A., as administrative agent for the lenders named therein, have previously entered into a 364-Day Credit Agreement dated as of December 19, 2013 (as said 364-Day Credit Agreement may have been amended, restated or otherwise modified from time to time, the “Existing Agreement”), pursuant to which Citibank, N.A., as agent, has severally made loans to each Borrower, for the benefit of certain of its investment series, including the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Existing Agreement;

WHEREAS, each Borrower wishes to enter into this Agreement and to repay all loans made to it pursuant to the Existing Agreement and terminate the Existing Agreement; and

WHEREAS, the Lender acknowledges that notwithstanding anything in this Agreement or any other Loan Documents to the contrary, the Obligations of each Borrower hereunder are several and not joint, and the assets of any Borrower shall not be used to discharge the Obligations of any other Borrower under this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Agreement agree as follows:

Section 1 Definitions.

1.1 Specific Definitions. The following definitions shall apply:

“Affiliate” shall mean as to any Person, any other Person (excluding any foreign Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person shall be deemed to be “controlled by” a Person if such Person possesses, directly or indirectly, power either (i) to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by control or otherwise.

“Anti-Terrorism Laws” means those laws and sanctions relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. App. Section 1 et. seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et. seq.), and the sanction regulations promulgated pursuant thereto by the Office of Foreign Assets Control, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957 (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

“Authorization Letter” means the Authorization Letter(s) in the form attached as Exhibit A hereto and incorporated herein by reference, as executed by the Borrowers and the Investment Adviser from time to time on behalf of the Fund(s), including as such Authorization Letter may be amended, restated or otherwise modified from time to time, whereby each Borrower and the Investment Adviser authorize the Custodian to direct the making of Loans to such Borrower pursuant to this Agreement.

“Banking Day” shall mean any day other than a Saturday or a Sunday on which banks in Columbus, Ohio are required to be open for business, and on which banks in London, England, settle payments.

“Blocked Person” shall means any of the following: (a) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (c) a Person with which Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224; (e) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (f) a Person who is affiliated or associated with a Person listed above.

“Borrowing Date” has the meaning set forth in Section 2.1(b).

“Borrowing Limit,” with respect to any Borrower, means the maximum amount that such Borrower is permitted to borrow pursuant to such Borrower’s Statement of Additional Information as a fundamental investment policy for purposes contemplated by this Agreement and as set forth on Schedule 1.2.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a federal holiday, on which Lender is open for business.

“Collateral” shall have the meaning given that term in Section 2 of the Pledge Agreement.

“Closing Date” means the date of this Agreement.

“Costs” shall have the meaning given that term in Section 5.6.

“Custodian” means The Huntington National Bank.

“Custody Agreement” means that certain Custodian Agreement by and between the Custodian and Borrower dated as of May 26, 2009, as it may have been and may be amended, restated or otherwise modified from time to time.

“Default” means any event that, with the giving of notice or the passage of time, or both, would be an Event of Default.

“Event of Default” has the meaning set forth in Section 7.1.

“Facility” has the meaning set forth in Section 2.1(a).

“Facility Fee” has the meaning set forth on Schedule 1.3.

“Fund” means those series of The Huntington Funds listed on Schedule 1.1, as such Schedule may be amended from time to time.

“Governmental Authority” shall mean any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court.

“Insolvency Event” means, with respect to a Person, any of the following: a court enters a decree or order for relief in respect to such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of such Person or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed against such Person; or such Person commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing.

“Interest Rate” has the meaning set forth on Schedule 1.3.

“Investment Adviser” has the meaning set forth on Schedule 1.3.

“LIBO Rate” shall mean the rate obtained by dividing: (a) the actual or estimated per annum rate, or the arithmetic mean of the per annum rates, of interest for deposits in U.S. dollars for the related LIBO Rate Interest Period, as determined by Lender in its discretion based upon reference to information which appears on page LIBOR01, captioned ICE Benchmark Administration Interest Rate Settlement Rates, of the Reuters America Network, a service of Reuters America Inc. (or such other page that may replace that page on that service for the purpose of displaying London interbank offered rates; or, if such service ceases to be available or ceases to be used by Lender, such other reasonably comparable money rate service as Lender may select) or upon information obtained from any other reasonable procedure, as of two Banking Days prior to the first day of a LIBO Rate Interest Period; by (b) an amount equal to one minus the stated maximum rate (expressed as a decimal), if any, of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of each LIBO Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System, or any other regulations of any governmental authority having jurisdiction with respect thereto as conclusively determined by Lender. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically, without notice to the Borrowers, on the first day of each LIBO Rate Interest Period. The interest rate change will not occur more often than monthly. If the LIBO Rate becomes unavailable, Lender may designate a substitute index after notifying Borrower.

This Agreement may express an initial interest rate or an initial index value to two or more places to the right of the decimal point. These expressions are done solely for convenience. The reference sources for the index used by Lender, as stated in this Agreement, may actually quote the index on any given day to as many as 5 places to the right of the decimal point. Therefore, the actual index value used to calculate the interest rate on and the amount of interest due under this Agreement will be to 5 places to the right of the decimal point.

“LIBO Rate Interest Period” shall mean one (1) month, provided that if any LIBO Rate Interest Period would otherwise expire on a day which is not a Banking Day, the LIBO Rate Interest Period shall be extended to the next succeeding Banking Day (provided, however, that if such next succeeding Banking Day occurs in the following calendar month, then the LIBO Rate Interest Period shall expire on the immediately preceding Banking Day). At no time shall the maturity the LIBO Rate Interest Period selected exceed the Maturity Date.

“Lien” means any security interest, mortgage, pledge, assignment, or voluntary or involuntary lien, charge or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

“Loan Amount” means $30,000,000.00.

“Loan Documents,” means this Agreement, the Note, any guaranties, security agreements, collateral assignments, pledge agreements, including the including the Pledge Agreement, account assignments, control agreements, letter of credit application and agreement or other reimbursement agreements, any subordination agreements, intercreditor agreements and any and all other agreements, instruments and documents, including powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower or the Investment Adviser or delivered to Lender in connection with this Agreement.

“Loan” and “Loans”, collectively, shall have the meanings given those terms in Section 2.1(a).

“Maturity Date” has the meaning set forth on Schedule 1.3.

“Maximum Amount” has the meaning set forth on Schedule 1.3.

“Note” has the meaning set forth in Section 2.2(a).

“Obligation(s)” means all Loans, advances, indebtedness and other obligations of any Borrower owed to the Lender under this Agreement or any other Loan Document of every description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, secured or unsecured, and all Costs incurred by the Lender (subject to the limitations set forth in Section 2.13).

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or governmental body.

“Permitted Liens” as to any Borrower, shall mean Liens to the Lender under this Agreement or Liens of Governmental Authority that secure amounts not at the time due and payable and that are imposed by law without the consent of such Borrower, and Liens in favor of such Borrower’s broker or other intermediary relating to short sales and other transactions permitted under a Borrower’s prospectus or Statement of Additional Information.

“Pledge Agreement” means that Pledge and Security Agreement by and between the Lender and the Borrowers dated as of the date of this Agreement, including as such Pledge and Security Agreement may be amended, restated or otherwise modified from time to time.

“Requirement of Law” as to any person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such person and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Subsidiary” of any Person, means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, are owned, directly or indirectly, by such Person.

“Trust Custody Account” means, as to each Borrower, the account of such Borrower established with the Custodian on behalf of such Borrower pursuant to the Custody Agreement.

“Unused Fee” has the meaning set forth in Section 2.6.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be defined in accordance with Generally Accepted Accounting Principles as promulgated by the United States of America Financial Accounting Standards Board in the United States of America in effect from time to time (“GAAP”). All financial computations to be made under this Agreement, unless otherwise specifically provided herein, shall be construed in accordance with GAAP. Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean such Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

1.3 Uniform Commercial Code Terms. All capitalized terms used herein with reference to the Collateral and defined in the Uniform Commercial Code as adopted in the State of Ohio from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the effective date of such amendment, modification or revision.

1.4 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

1.5 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and any Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, and (f) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re-enacted or expressly replaced.

Section 2 Loan and Term.

2.1 Revolving Credit Loans.

(a) Subject to the terms and conditions hereof, the Lender hereby extends to the Borrowers a line of credit facility (the “Facility”) under which the Lender may make loans to the Borrowers during the term of this Agreement in such amounts as a Borrower may from time to time request (the “Loans” and each, a “Loan”), up to an aggregate principal amount for all Borrowers equal to the Loan Amount, provided, however, that the Lender will not make a Loan to any Borrower if, after giving effect to such Loan, (i) the aggregate principal amount of all Loans outstanding to such Borrower would exceed the lesser of (x) such Borrower’s Borrowing Limit or (y) the Maximum Amount for such Borrower, or (ii) the aggregate principal amount of all Loans outstanding for all Borrowers would exceed the Loan Amount. The Borrowers may borrow and reborrow hereunder, provided that the principal amount of all Loans outstanding at any one time to any Borrower shall not exceed its Maximum Amount or the Borrowing Limit for such Borrower.

(b) A Borrower requesting a Loan must give, or cause its Investment Adviser or its authorized agent, including without limitation the Custodian pursuant to the terms of the Authorization Letter, to give the Lender irrevocable written or telephonic notice of such Borrower’s intention to borrow under this Agreement by 2:00 p.m. local Columbus, Ohio, time on the proposed Loan date (“Borrowing Date”). The Lender is authorized to make Loans based on the instructions received from any authorized representative of such Borrower, its Investment Adviser or authorized agent as listed on Schedule 2.1 attached hereto, which list may be modified by such Borrower from time to time by written notice to the Lender. Provided that all conditions precedent to the making of any Loan as set forth in Section 6 have been satisfied, the Lender will make Loans by crediting the amount thereof to the appropriate demand deposit account at the Lender established by such Borrower in accordance with Section 6.1(g) or such other account as the Lender and such Borrower may agree in writing. Each request for a Loan shall include the following:

(i) the proposed Borrowing Date;

(ii) the name of the Borrower requesting the Loan and the amount of such requested Loan; and

(iii) a certification to the Lender, or other evidence satisfactory to the Lender, that, after giving effect to the requested Loan, (A) the aggregate principal amount of all Loans outstanding does not exceed the Loan Amount and (B) the aggregate principal amount of all Loans outstanding for the benefit of such Borrower for which the Loan has been requested does not exceed the Maximum Amount or the Borrowing Limit for such Borrower.

(c) Each written notice shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in Section 6 have been satisfied with respect to the Loan.

(d) Notwithstanding anything in this Agreement to the contrary, the Lender may rely on telephonic instructions which it reasonably believes to be genuine. Telephonic requests shall be confirmed in writing or by other mutually acceptable electronic means no later than the Borrowing Date in a form satisfactory to the Lender. Each Borrower agrees to indemnify and hold the Lender harmless for any reasonable action taken in reliance upon such telephonic notice; provided that such Borrower shall not be liable for any such action, loss or expense to the extent such action, loss or expense results solely from the gross negligence or willful misconduct of the Lender.

2.2 Promissory Note.

(a) On or before the Closing Date, the Borrowers shall duly issue and deliver to the Lender a Promissory Note in the form of Exhibit B hereto (the “Note”), payable to the Lender in the Loan Amount.

(b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that the sole source of payment of the obligations of each Borrower hereunder, including, without limitation, the principal of and interest on each Loan made hereunder for the benefit of such Borrower and any other amounts attributable to the Loans made hereunder to such Borrower, shall be the revenues and assets of such Borrower, and not the revenues and assets of any other Borrower).

2.3 Repayment of Principal.

(a) Repayment of Principal. All outstanding principal with respect to a Loan, and any unpaid accrued interest, fees and charges hereunder, shall be payable on the Maturity Date, and shall also be payable on the earlier of (i) the last day of the applicable LIBO Rate Interest Period, or (ii) the date on which a Loan becomes due and payable pursuant to Sections 2.3(b) and 7.

(b) Mandatory Prepayments. Each Borrower agrees that if the aggregate principal amount of Loans outstanding exceeds the Maximum Amount for such Borrower at any time, such excess shall be immediately due and payable to the Lender. Each Borrower further agrees that if the aggregate principal amount of Loans outstanding for the benefit of such Borrower exceeds the Borrowing Limit with respect to such Borrower at any time, such excess shall be immediately due and payable to the Lender.

(c) Voluntary Prepayments. Each Borrower may prepay a Loan and accrued interest in whole or in part at any time prior to the Maturity Date; provided, however, that each prepayment shall be made with interest accrued thereon.

(d) Prepayment. Each Borrower may repay principal and accrued interest on such Borrower’s Loans by directing the Custodian to apply cash held by the Custodian for such Borrower, on such Borrower’s behalf, to the repayment of such amounts. This Section 2.3(d) shall in no way limit the obligation of such Borrower to pay the Loans nor shall the sources of funds from which each Borrower may repay the Loans be limited to the Trust Custody Accounts of the Borrower for which such Loans were made.

2.4 Accrual and Payment of Interest. Interest will accrue on the balance owing under each outstanding Loan until repaid in full at a variable Interest Rate per annum, which shall change in the manner provided in this Agreement. Interest on the unpaid principal balance of each outstanding Loan is computed on a 365/360 basis; that is, by applying the ratio of the Interest Rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Any reference in this Agreement to a “per annum” rate shall be based on a year of 360 days. Accrued interest on an outstanding Loan shall be payable in arrears on earlier of (i) the last day of the applicable LIBO Rate Interest Period, or (ii) the date the Loan is paid. Upon and during the continuance of an Event of Default, the Loans shall bear interest at a rate of three percent (3%) above the Interest Rate then in effect; this provision does not constitute a waiver of any Event of Default or an agreement by the Lender to permit any late payments whatsoever.

2.5 Term of Facility. With respect to each Fund, the term of the Facility shall expire on the Maturity Date, and the entire outstanding principal balance of the Loans and all accrued interest, with respect to such Fund, shall become due and payable not later than that date in the event that any principal or accrued interest has not been previously repaid. This Facility shall automatically terminate upon the termination of the Custody Agreement, except upon the simultaneous execution by the Custodian and Borrowers of a substantially identical custody agreement in replacement thereof. Until all Obligations have been fully repaid and this Agreement has terminated, the Lender shall retain its security interest in all Collateral, then existing or arising thereafter, pledged to the Lender pursuant to the Pledge Agreement.

2.6 Unused and Facility Fees.

(a) In addition to interest on each Loan, the Borrowers shall pay to the Lender an unused fee for each partial or full calendar quarter during which the Facility is outstanding equal to the amount set forth on Schedule 1.3. Unused fees for each calendar quarter shall be due and payable within ten (10) days following the submission by the Lender or its administrative agent of a statement to the Borrowers of the amount due. Such fee will be allocated among the Borrowers pursuant to the Pro Rata Allocation (as defined in Section 2.14 of this Agreement) and shall be fully earned when due and nonrefundable when paid, regardless of whether any Loans are ever made. Lender may debit the Pro Rata Allocation of the unused fee when due from any accounts of the Borrowers carried with the Lender without further authority. It is expressly understood that the unused fee herein described shall not be refundable under any circumstances.

(b) In addition to interest on each Loan, the Borrowers shall pay to the Lender a Facility Fee for the Facility in the amount set forth on Schedule 1.3. The Facility Fee shall be due and payable on the Closing Date. The Facility Fee will be allocated among the Borrowers pursuant to the Pro Rata Allocation and shall be fully earned when due and non-refundable when paid, regardless of whether any Loans are ever made. Lender may debit the Pro Rata Allocation of the Facility Fee when due from any accounts of the Borrowers carried with the Lender without further authority. It is expressly understood that the Facility Fee herein described shall not be refundable under any circumstances.

2.7 Payment Dates. If the due date of any payment shall be a day that is not a Banking Day, the due date will be extended to the next succeeding Banking Day; provided, however, that if the next succeeding Banking Day occurs in the following calendar month, then the payment shall be due on the immediately preceding Banking Day.

2.8 Accounting. After the end of each calendar month, the Lender will render to the Borrowers a statement of each Borrower’s Loans with the Lender hereunder, which statement shall be considered correct and to have been accepted by the Borrowers and shall be conclusively binding upon each Borrower unless such Borrower notifies the Lender in writing of any discrepancy within ten (10) Business Days from the mailing of such statement. Such monthly statement shall reflect all Loans incurred by each Borrower under the Facility during the calendar month to which such statement relates.

2.9 Use of Proceeds. Each Borrower shall use the proceeds of the Loans made to such Borrower for any purposes permitted under such Borrower’s then current prospectus and Statement of Additional Information and under this Agreement.

2.10 Increased Costs.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any Governmental Authority made subsequent to a Borrowing Date shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or any Loan made by it to any Borrower, or change the basis of taxation of payments to the Lender in respect thereof and the result is to increase the cost to the Lender, by an amount which Lender deems to be material, of making or maintaining the Loans, or to reduce any amount receivable hereunder in respect thereof, then such Borrower shall promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable.

(b) If the Lender shall have determined that the adoption of, or any change in, any Requirement of Law regarding capital adequacy or in the interpretation or application thereof, or compliance by the Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to a Borrowing Date shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, after submission by Lender to the Borrowers of a written request therefor, the Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(c) If, due to (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) the compliance with any guideline or request from any central Lender or other public authority (whether or not having the force of law), or (iii) the failure of any Borrower to pay any amount when required by the terms of this Agreement, there shall be any loss or increase in the cost to the Lender of accruing interest on the Obligations owed by such Borrower based upon the LIBO Rate, then such Borrower agrees that such Borrower shall, from time to time, upon demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender for such loss or increased cost. A certificate as to the amount of such loss or increase cost, submitted to such Borrower by the Lender, shall be conclusive evidence, absent manifest error, of the correctness of such amount.

(d) A certificate as to any amounts of such loss or increase cost, submitted to the submitted by Lender to a Borrower shall be conclusive, in the absence of manifest error, of the correctness of such amount.

2.11 Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding Lender’s net income taxes and franchise taxes (imposed in lieu of net income taxes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to Lender hereunder or under the Note, such amounts shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send to Lender a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, such Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure.

2.12 Special Provisions Relating to the LIBO Rate.

(a) In the event that Lender reasonably determines that by reason of (i) any change arising after the date of this Agreement affecting the interbank euro currency market or affecting the position of the Lender with respect to such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed, (ii) any change arising after the date of this Agreement in any applicable law or governmental rule, regulation or order (or any interpretation thereof, including the introduction of any new law or governmental rule, regulation or order), or (iii) any other circumstance affecting the Lender or the interbank euro currency market (such as, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System), the LIBO Rate plus the applicable spread shall not represent the effective pricing to the Lender of accruing interest hereunder based upon the LIBO Rate, then, and in any such event, the accruing of interest hereunder based upon the LIBO Rate shall be suspended until Lender shall notify the Borrowers that the circumstances causing such suspension no longer exist. In such case, beginning on the date of such suspension, interest shall accrue hereunder at a variable rate of interest per annum, which shall change in the manner set forth below, equal to zero percentage points (0%) in excess of the Prime Commercial Rate (as defined hereafter).

(b) In the event that on any date Lender shall have reasonably determined that accruing interest hereunder based upon the LIBO Rate has become unlawful by compliance by Lender in good faith with any law, governmental rule, regulation or order, then, and in any such event, Lender shall promptly give notice thereof to the Borrowers. In such case, when required by law, interest shall accrue hereunder at a variable rate of interest per annum, which shall change in the manner set forth below, equal to zero percentage points (0%) in excess of the Prime Commercial Rate. Notwithstanding the preceding sentence, if the circumstances of the first sentence of this paragraph occur and a Borrower has the ability to request advances hereunder based on interest rates other than the LIBO Rate, then such Borrower shall repay any advances based on the LIBO Rate with advances under one of the other rates available to such Borrower hereunder. As used herein, “Prime Commercial Rate” shall mean the rate established by Lender from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Lender’s most favored rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the Obligation evidenced hereby based upon the Prime Commercial Rate shall change automatically without notice to the Borrowers immediately with each change in the Prime Commercial Rate. If during any period of time while interest is accruing based upon the Prime Commercial Rate, the Obligation evidenced by any Note is not paid at maturity, whether maturity occurs by lapse of time, demand, acceleration or otherwise, the unpaid principal balance and any unpaid interest thereon shall, thereafter until paid, bear interest at a rate equal to three percentage points (3%) in excess of the rate indicated in the immediately preceding two paragraphs.

2.13 Costs. Each Borrower severally and not jointly shall reimburse the Lender for any and all fees, costs and expenses including, without limitation, reasonable attorneys’ fees, other professionals’ fees, appraisal fees, expert fees, court costs, litigation and other expenses (collectively, the “Costs”) incurred or paid by the Lender or any of its officers, employees or agents on such Borrower’s behalf (i) in all efforts made to enforce payment of the Obligations or effect collection of any Collateral, (ii) in connection with entering into, modifying, amending, and enforcing this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (iii) in maintaining, storing, or preserving any Collateral, or in instituting, enforcing and foreclosing on the Lender’s security interest in any Collateral or possession of any premises containing any Collateral, whether through judicial proceedings or otherwise, (iv) in defending or prosecuting any actions or proceedings arising out of or relating to the Lender’s transactions with such Borrower, or (v) in connection with any advice given to the Lender with respect to its rights and obligations under this Agreement and all related agreements. Expenses being reimbursed by such Borrower under this section include costs and expenses incurred in connection with: (a) background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of Lender; and (b) taxes, fees and other charges for (i) lien searches, (ii) the filing of any financing statements and continuations, and other actions to perfect, protect, and continue the Lender’s security interests, (iii) sums paid or incurred to take any action required of such Borrower under the Loan Documents that such Borrower fails to pay or take, and (iv) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the Collateral. Costs shall be due and payable upon demand by the Lender. If such Borrower fails to pay Costs upon such demand, the Lender is entitled to disburse such Costs as Obligations of such Borrower. Thereafter, the Costs shall bear interest from the date incurred or disbursed at the highest rate set forth in this Agreement. This provision shall survive the termination of this Agreement.

To the extent that, in Lender’s sole judgment, any of the foregoing Costs and expenses are attributable to or arise out of one or more Loans to a particular Borrower, only such Borrower shall be liable for such Costs and expenses. To the extent that, in Lender’s sole judgment, such Costs and expenses are attributable to more than one Borrower, such Costs and expenses shall be allocated among such Borrower pursuant to the Pro Rata Allocation.

2.14 Allocation of Obligations. The Obligations of the Borrowers under this Agreement and the Note shall be several and not joint. Except to the extent otherwise expressly provided herein, Obligations payable to the Lender that in Lender’s sole judgment are pertaining to any Loan hereunder shall be Obligations of the Borrower to whom such Loan was made, and no other Borrower shall be liable for any portion of such any Obligation of, or any amount allocated by Lender to, any other Borrower. Any Obligation that, in Lender’s sole judgment, is to be allocated among all or more than one of the Borrowers shall be so allocated on the basis of the ratio of the average of each such Borrower’s Net Asset Value on each day of the most recently completed three calendar months preceding the date of calculation for purposes of such allocation to the average of the Net Asset Values on each day of the most recently completed three calendar months of all Borrowers in the aggregate (or all Borrowers that are part of the allocation) (the “Pro Rata Allocation”). The Borrowers shall provide the above-referenced Net Asset Value three month averages as of the last day of the month immediately preceding the Closing Date on Schedule 2.2 attached hereto and the Borrowers shall provide continue to provide such Net Asset Value three month averages to Lender within ten (10) days following the end of each subsequent calendar month thereafter.

Section 3 Representations and Warranties. Each Borrower hereby severally and not jointly warrants and represents to Lender as to such Borrower or the Trust the following:

3.1 Organization and Qualification. Such Borrower and the Trust have been duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to carry on its business and to enter into and perform its obligations under this Agreement, the Note, the Pledge Agreement and the Authorization Letter and is duly qualified and authorized to do business in each jurisdiction in which such qualification is required. All information with respect to such Borrower set forth in Schedule 3.1 hereto, the Certificate of the Borrowers, and in all attachments thereto, is true and correct.

3.2 Due Authorization. The execution and delivery of, and the performance by such Borrower of its obligations under this Agreement, the Note, the Pledge Agreement and the Authorization Letter have been duly authorized and approved by all necessary action, and will not violate The Investment Company Act of 1940, as amended (the “1940 Act”), or any of the rules and regulations promulgated thereunder, or contravene any law or any governmental rule or order binding on such Borrower, or the Declaration of Trust or Bylaws of the Trust or the Borrowers, nor violate any agreement or instrument by which the Trust or any Borrower is bound nor result in the creation of a Lien on any assets of such Borrower except the Lien to Lender granted herein and other Permitted Liens. Such Borrower has duly executed and delivered this Agreement, the Note, the Pledge Agreement and the Authorization Letter and they are valid and binding obligations of such Borrower enforceable against such Borrower according to their terms except as may be limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any government body is needed in connection with this transaction.

3.3 Litigation. There are no material suits or proceedings pending or, to such Borrower’s knowledge, threatened against or affecting such Borrower, and no proceedings before any Governmental Authority are pending or, to the knowledge of such Borrower, threatened against such Borrower that, in any such case could reasonably be expected to have a material adverse effect upon such Borrower or its assets.

3.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock, other than, in each case, in compliance with Regulations T, U or X of the Board of Governors of the Federal Reserve System. If requested by Lender, such Borrower will furnish to Lender statements in conformity with the requirements of Federal Reserve Form U-1.

3.5 Laws and Taxes. Such Borrower has all approvals, authorizations and other rights under the 1940 Act necessary to conduct its business as currently conducted. Such Borrower: (a) is in material compliance with all Requirements of Law applicable to it, (b) has filed all tax returns required to be filed by it, (c) has paid all taxes shown to be due and payable on those returns, and (d) no taxing authority has asserted or assessed any additional tax liabilities against such Borrower.

3.6 Financial Condition. All financial statements and information relating to such Borrower which have been or may hereafter be delivered by such Borrower to Lender were true and correct in all material respects as of their respective dates and all financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. Such Borrower does not have any material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of such Borrower since the submission of such financial information to Lender.

3.7 Representations in Schedule 3.7. The representations and warranties set forth in Schedule 3.7, the Specific Representations Schedule, are true and correct. Except as otherwise permitted hereunder, such Borrower shall not change its name, the state of its formation, or transfer its executive offices to any location other than as specified in Schedule 3.7, except with the prior written consent of Lender.

3.8 Borrowing Authority. The Borrowing Limit established hereunder for such Borrower is not in violation of the limits and restrictions or other provisions set forth in the prospectus and Statement of Additional Information of such Borrower.

3.9 Accurate and Complete Statements. Neither this Agreement nor any written statement made by such Borrower in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or in any such written statement not misleading.

3.10 Patriot Act. To the extent applicable, such Borrower is in compliance, in all material respects, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the Loans made hereunder will be used by such Borrower or any of its Subsidiaries, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.11 OFAC. Such Borrower is not in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Such Borrower (a) is not a Sanctioned Person or a Sanctioned Entity, (b) does not have its assets located in Sanctioned Entities, and (c) does not derive revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

3.12 Anti-Terrorism Laws. Such Borrower is not in violation of any Anti-Terrorism Law or engaged in nor has it conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Such Borrower nor the Investment Adviser (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

Section 4 Financial Statements and Information.

4.1 Financial Statements. So long as any Obligations of any Borrower are outstanding, such Borrower shall maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting adopted in the United States and shall furnish, or cause its Investment Adviser or other authorized agent to furnish, to the Lender:

(a) within ten (10) Business Days after they are filed by such Borrower with the Securities and Exchange Commission, copies of all prospectuses, Statements of Additional Information, supplements, annual reports, financial information, proxy materials and other Securities and Exchange Commission filings;

(b) promptly after distribution, copies of all financial information and other reports and documents distributed by such Borrower to the holders of such Borrower’s securities;

(c) within ten (10) Business Days after the end of each calendar month, a report detailing the market value of the assets held by each Borrower on the last Business Day of said calendar month and a calculation of the Borrowing Limit for such Borrower as of the last Business Day of said calendar month; and

(d) notwithstanding Section 4.1(a), such Borrower’s annual report within 120 days of the end of such Borrower’s fiscal year and such Borrower’s semi-annual report within 90 days of the end of such Borrower’s semi-annual period.

Section 5 Covenants. Each Borrower hereby severally and not jointly covenants to Lender as follows:

5.1 Existence; Merger. Such Borrower will maintain its existence and will not change its name, capital structure, fiscal year, organizational documents or state of formation nor merge or consolidate with any corporation or other entity except with the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

5.2 Pledge or Encumbrance of Assets. Such Borrower will not create, incur, assume or permit to continue in existence any Lien on any property or asset now owned or hereafter acquired by such Borrower, except for Permitted Liens. Such Borrower shall not amend its Declaration of Trust, prospectus or Statement of Additional Information to revise the permitted borrowings or authorized pledge provisions contained therein with respect to any Fund, except with the prior written consent of the Lender.

5.3 Business. Such Borrower will engage primarily in business of the same general character as that conducted on the Closing Date.

5.4 Compliance with Law. Such Borrower will comply with all Requirements of Law applicable to such Borrower or its assets, in all respects material to such Borrower’s business, assets or prospects, including without limitation the 1940 Act and all applicable blue sky laws.

5.5 Fund Coverage Ratio. Such Borrower shall not permit the ratio of its (a) total assets minus total liabilities (other than liabilities of any kind or nature whatsoever for borrowed money and liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by such Borrower) to (b) total liabilities of any kind or nature whatsoever for borrowed money and the liabilities in respect of overdrafts in any account (whether trust, demand deposit or other account) maintained by such Borrower to be less than 300% at any time. This Section 5.7 shall be interpreted accordance with Section 18(f) of the Investment Company Act of 1940 and the interpretations and policies of the staff of the Securities and Exchange Commission regarding the treatment of senior securities.

5.6 Limitation on Indebtedness. Such Borrower shall not create, incur, assume or suffer to exist any indebtedness, except indebtedness incurred (i) under this Agreement or (ii) with the prior written consent of the Lender, provided that written approval is not required in connection with overdrafts incurred pursuant to the Custody Agreement.

5.7 Limitation on Fundamental Changes. Such Borrower shall not liquidate, wind up or dissolve itself (of suffer any liquidation), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property or assets in a single transaction or in related transactions, authorize new capital expenditures or make any material change in its present method of conducting business, without the prior written consent of the Lender.

5.8 Anti-Terrorism Laws. Such Borrower shall not, at any time, (a) directly or through its Affiliates and agents, conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) directly or through its Affiliates and agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; (c) directly or through its Affiliates and agents, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law; or (d) fail to deliver to the Lender any certification or other evidence requested from time to time by the Lender in its sole discretion, confirming the compliance of the Lender with this section.

Section 6 Conditions Precedent.

6.1 Conditions to Initial Loan. The Lender shall not make any Loan until each Borrower has delivered to the Lender, in addition to this Agreement and the Note, the following in form and substance satisfactory to the Lender:

(a) the Pledge Agreement;

(b) all appropriate financing statements (Form UCC-1) and control agreements (substantially in the form of Annex 1 to the Pledge Agreement);

(c) a Certificate of the Borrowers in the form of Schedule 3.1, and all attachments thereto;

(d) as the Lender may require, UCC searches, tax lien and litigation searches, insurance certificates, notices, filings, acknowledgments or other documents or control agreements to reflect, perfect, or protect the priority of the Lender’s priority Lien in the Collateral pledged to the Lender pursuant to the Pledge Agreement and to fully consummate this transaction;

(e) payment by the Borrowers of all fees and expenses of the Lender, including without limitation, counsel fees incurred by the Lender in connection with the preparation and negotiation of this Agreement and the other Loan Documents, and all recording fees and taxes, if any;

(f) as the Lender may require, all documentation needed to establish a demand deposit account with the Lender for each Fund if necessary for administrative and operational purposes, which account shall be used to receive proceeds of Loans made hereunder to each Fund;

(g) the Authorization Letter;

(h) the prospectus, Statement of Additional Information and Custody Agreement for each Fund;

(i) such additional information and materials as the Lender may reasonably request; and

(j) a letter in form and substance satisfactory to Lender that is signed by Citibank, N.A., as administrative agent, and that releases any Lien on the Collateral granted by the Borrowers to Citibank, N.A., as administrative agent, upon receipt by Citibank, N.A., as administrative agent, of payment in full under the Existing Agreement and addresses such other issues as Lender may require.

6.2 Conditions to Each Loan. The Lender shall not make any Loan to any Borrower:

(a) if there has occurred, and has not been waived, any Default or Event of Default; or

(b) if the Fund with respect to which a Loan has been requested is not a party to and identified as a Fund in the Pledge Agreement;

(c) if all of the representations and warranties contained in this Agreement or any other Loan Document are not true and correct in all material respects with the same force and effect as if made on and as of the date of the requested Loan, except to the extent that any thereof expressly relate to an earlier date; or

(d) if the Borrowers, their Investment Adviser or other authorized agent has not delivered to the Lender the report required by Section 4.1(c).

Section 7 Events of Default and Remedies.

7.1 Events of Default. Any of the following events shall be an Event of Default hereunder with respect to any Borrower:

(a) any representation or warranty made by such Borrower herein, or in any other Loan Document or any document furnished to the Lender by such Borrower under this Agreement, is incorrect in any material respect when made, deemed made or when reaffirmed; or

(b) such Borrower defaults in the payment of any principal on any Obligation when due and payable, at maturity, by acceleration or otherwise, or such Borrower shall fail to pay interest on any Loan, or any other amount payable hereunder, within three (3) Business Days after interest or other amount becomes due in accordance with the terms thereof or hereof; or

(c) such Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed by such Borrower pursuant to Section 5.1, 5.2, 5.3 or 5.7 through 5.9 of this Agreement; or such Borrower fails to observe or perform any other covenant, condition or agreement to be observed or performed by such Borrower pursuant to the terms hereof or under any other Loan Documents and, if capable of being remedied, such failure shall remain unremedied for five (5) Business Days after the date on which such covenant, condition or agreement is to be observed or performed; or

(d) an Insolvency Event occurs with respect to such Borrower; or

(e) any of the following occurs: there is a material impairment of the priority of the Lender’s Lien on Collateral pledged to the Lender by such Borrower under the Pledge Agreement; or a notice of lien, levy or assessment is filed against such Borrower or an asset of such Borrower by any government authority, or a judgment or other claim becomes a Lien on any Collateral, or any asset of such Borrower is seized, attached, or otherwise levied upon by a judicial officer and such notice judgment or levy shall not be effectively stayed or terminated within ten (10 Business Days of receipt by Borrower or its creation; or

(f) any event occurs which might, in the Lender’s reasonable opinion, have a material adverse effect on the Collateral pledged to the Lender by such Borrower under the Pledge Agreement or on such Borrower’s financial condition, operations or prospects or the ability of such Borrower to perform its obligations under this Agreement or any other Loan Document; or

(g) the Custody Agreement is terminated without the simultaneous execution by the Custodian and the Borrowers of a substantially identical custody agreement in replacement thereof, in form and substance satisfactory to the Lender;

(h) the Lender reasonably determines that a material adverse change has occurred with respect to (i) any Borrower’s financial condition, results of operations, business or prospects, (ii) such Borrower’s ability to pay a Loan in accordance with the terms thereof, or (iii) the value or priority of the Lender’s Lien on Collateral pledged to the Lender under the Pledge Agreement; or

(i) an Event of Default occurs under any other Loan Document with respect to such Borrower.

7.2 Remedies. If any Event of Default shall occur and be continuing with respect to any Borrower:

(a) The Lender may cease making Loans hereunder to such Borrower, and/or declare all Obligations of such Borrower to be due and payable immediately (and, upon the occurrence of an Event of Default based on an Insolvency Event as to such Borrower, all Obligations of such Borrower shall become automatically due and payable without any declaration or other notice, demand, or presentment by the Lender), whereupon they shall immediately become due and payable without any presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by such Borrower.

(b) The Lender may set off against the Obligations with respect to the Loans made to such Borrower for the benefit of each Fund (i) all Collateral pledged to the Lender by such Borrower under the Pledge Agreement and as identified in the relevant Reports of Pledged Securities and (ii) all cash in such Borrower’s Trust Custody Account from time to time.

(c) The Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

(d) The Lender may in its sole discretion pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of the Lender appears to be prior or superior to its Lien, and pay all expenses incurred in connection therewith, and all such payments, purchases and other expenses so paid or incurred by the Lender shall constitute Obligations hereunder.

7.3 Cumulative Remedies. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or any other agreement or now or hereafter existing at law or in equity or by statute. The Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay or omission on the Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Event of Default.

7.4 Limit of Liability. It is expressly agreed that the obligations of any Borrower hereunder shall not be binding upon any of its trustees, shareholders, nominees, officers, agents, or employees of such Borrower personally, but shall bind only the property of such Borrower as provided in such Borrower’s Declaration of Trust. The execution and delivery of this Agreement have been authorized by the trustees, and this Agreement has been signed and delivered by an authorized officer of such Borrower, acting as such, and neither such authorization by the trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such Borrower as provided in its Declaration of Trust.

7.5 Indemnification. Each Borrower agrees to indemnify the Lender, its affiliates and their respective directors, officers, employees, agents and advisors (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of any Loan Document by such Borrower or the use of the proceeds of any Loans hereunder by such Borrower or the consummation of any transactions contemplated in any Loan Document, other than any such investigation, litigation or proceeding arising solely out of any examination of the Lender by any regulatory or other Governmental Authority having jurisdiction over it, including, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent that they are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person). To the extent that the undertaking to indemnify, pay or hold harmless any Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, such Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities that is permissible under applicable law. Lender acknowledges that the assets of a Fund shall be available to indemnify the Indemnitees only for those losses, liabilities, claims, damages or expenses described in this Section 7.5 involving such Fund and that notwithstanding anything to the contrary herein, none of the assets of any other Fund or investment series offered by the Trust shall be available to indemnify the Indemnitees for the benefit of such Fund.

Section 8 Miscellaneous Provisions.

8.1 Delays and Waiver. No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

8.2 Waiver by the Borrowers. Each Borrower waives notice of non-payment, demand, presentment or protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein; consents to any renewals or extensions of time of payment with respect to the Note and any amount due thereunder; and generally waives any and all suretyship defenses and defenses in the nature thereof.

8.3 Complete Agreement. This Agreement and the Schedules are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing which explicitly states that it amends this Agreement, and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

8.4 Severability. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

8.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and permitted assigns of the parties hereto; however, neither the Borrowers nor the Lender may assign any of its respective rights or delegate any of its respective obligations hereunder without the prior written consent of the other.

8.6 Notices. Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when sent by email transmission, addressed as follows:

To any Borrower:	THE HUNTINGTON FUNDS
2960 N. Meridian Street, Suite 300
P.O. Box 6110
Indianapolis, ON 46206-6110

with a copy to:	THE HUNTINGTON FUNDS
Huntington Asset Services, Inc.
37 West Broad Street
HP0600
Columbus, OH 43215
Attention: R. Jeffrey Young, Chief Executive Officer
Tel: 614-480-3943
Email: Jeffrey.Young@huntington.com

and with a copy to:	THE HUNTINGTON FUNDS
3805 Edwards Road, Suite 350
CN03
Cincinnati, OH 45209
Attention: Jay S. Fitton, Secretary
Tel: 513-366-3071
Email: Jay.Fitton@huntington.com

To the Lender:	THE HUNTINGTON NATIONAL BANK
41 South High Street
HC0843
Columbus, OH 43215
Attention: Brian Kelly
Tel: 614-480-3988
Email: brian.kelly@huntington.com

with a copy to:	THE HUNTINGTON NATIONAL BANK
41 South High Street
HC0843
Columbus, OH 43215
Attention: Brian Baltimore
Tel: 614-480-4982
Email: brian.baltimore@huntington.com

Either party may change such address by sending notice of the change to the other party in accordance with this Section 8.6.

8.7 Debtor-Creditor Relationship. The relationship between the Lender, on the one hand, and the Borrowers, on the other hand, is solely that of creditor and debtor. The Lender shall not have (or shall not be deemed to have) any fiduciary relationship or duty to the Borrowers arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the Lender, on the one hand, and the Borrowers, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

8.8 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of Ohio sitting in Franklin County and of the United States District Court for the Southern District of Ohio, and any appellate court from any thereof, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to Section 8.6, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against such Borrower in any other jurisdiction.

(b) Each Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in Section 8.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) The parties hereto acknowledge and agree that there may be a constitutional right to a jury trial in connection with any claim, dispute or lawsuit arising between or among them, but that such right may be waived. Accordingly, the parties agree that, notwithstanding such constitutional right, in this commercial matter the parties believe and agree that it shall be in their best interests to waive such right, and, accordingly, hereby waive such right to a jury trial, and further agree that the best forum for hearing any claim, dispute, or lawsuit, if any, arising in connection with this Agreement, the Loan Documents, or the relationship among the parties hereto, in each case whether now existing or hereafter arising, or whether sounding in contract or tort or otherwise, shall be a court of competent jurisdiction sitting without a jury. Each party hereto hereby (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this paragraph.

8.9 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans hereunder, the execution and delivery of this Agreement, the Note and the Loan Documents, the forms of some of which are attached as Schedules hereto, the issue and delivery of the Note, any disposition thereof by any holder thereof, and any investigation made by the Lender or on its behalf. All statements contained in any certificate or other document delivered to the Lender by or on behalf of any Borrower or any of its Funds pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Lender.

8.10 Limitation of Liability. The Lender acknowledges that each Borrower is a series of a single investment company. The Lender further acknowledges that references in this Agreement to Obligations or liabilities of a Borrower refer to Obligations or liabilities of the portfolio series of the Trust, and such Obligations or liabilities shall be satisfied only from the assets of such portfolio series and not from the assets of other portfolio series of the Trust.

8.11 Patriot Act Notification. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement by their duly authorized officers as of the date first above written.

BORROWERS:		The undersigned person hereby certifies that he/she is (i) a duly authorized officer of each of the Borrowers listed on Schedule 1.1 attached hereto, (ii) duly authorized and empowered to execute this Revolving Credit Agreement on behalf of such Borrower, and (iii) signing this Revolving Credit Agreement on behalf of each such Borrower

		By:	R. Jeffrey Young
		Name:	R. Jeffrey Young
		Title:	Chief Executive Officer

Huntington Balanced Allocation Fund
Huntington Disciplined Equity Fund
Huntington Global Select Markets Fund
Huntington Income Generation Fund
Huntington Real Strategies Fund
Huntington VA Dividend Capture Fund
Huntington VA Situs Fund
Huntington Money Market Fund
Huntington Tax Free Money Market Fund
Huntington Conservative Allocation Fund
Huntington Dividend Capture Fund
Huntington Growth Allocation Fund
Huntington International Equity Fund
Huntington Situs Fund
Huntington VA International Equity Fund
Huntington World Income Fund
Huntington Ohio Municipal Money Market Fund
Huntington U.S. Treasury Money Market Fund

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ R. Jeffrey Young	By:	/s/ Brian Kelly
Name:	R. Jeffrey Youne	Name:	Brian Kelly
Title:	Chief Executive Officer	Name:	Vice President

SCHEDULE 1.1

TO REVOLVING CREDIT AGREEMENT BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND THE HUNTINGTON NATIONAL BANK

Date: December 18, 2014

PARTICIPATING FUNDS

Fund	Date Added
Huntington Balanced Allocation Fund	December 18, 2014
Huntington Disciplined Equity Fund	December 18, 2014
Huntington Global Select Markets Fund	December 18, 2014
Huntington Income Generation Fund	December 18, 2014
Huntington Real Strategies Fund	December 18, 2014
Huntington VA Dividend Capture Fund	December 18, 2014
Huntington VA Situs Fund	December 18, 2014
Huntington Money Market Fund	December 18, 2014
Huntington Tax Free Money Market Fund	December 18, 2014
Huntington Conservative Allocation Fund	December 18, 2014
Huntington Dividend Capture Fund	December 18,2014
Huntington Growth Allocation Fund	December 18, 2014
Huntington International Equity Fund	December 18, 2014
Huntington Situs Fund	December 18, 2014
Huntington VA International Equity Fund	December 18, 2014
Huntington World Income Fund	December 18, 2014
Huntington Ohio Municipal Money Market Fund	December 18, 2014
Huntington U.S. Treasury Money Market Fund	December 18, 2014

BORROWERS:		LENDER:
The undersigned person hereby certifies that he/she is (i) a duly authorized officer of each of the Borrowers listed on this Schedule 1.1, (ii) duly authorized and empowered to execute this Schedule 1.1 on behalf of such Borrower, and (iii) signing this Schedule 1.1 on behalf of each such Borrower		THE HUNTINGTON NATIONAL BANK

By:	/s/ R. Jeffrey Young	By:	/s/ Brian Kelly
Name:	R. Jeffrey Young	Name:	Brian Kelly
Title:	Chief Executive Officer	Title:	Vice President

SCHEDULE 1.2

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED IN THE

REVOVLING CREDIT AGREEMENT

AND

THE HUNTINGTON NATIONAL BANK

Date: December 18, 2014

FUND BORROWING LIMITS

HUNTINGTON TAX-FREE MONEY MARKET FUND

HUNTINGTON MONEY MARKET FUND

HUNTINGTON OHIO MUNICIPAL MONEY MARKET FUND

HUNTINGTON U.S. TREASURY MONEY MARKET FUND

HUNTINGTON DISCIPLINED EQUITY FUND

HUNTINGTON DIVIDEND CAPTURE FUND

HUNTINGTON GLOBAL SELECT MARKETS FUND

HUNTINGTON INTERNATIONAL EQUITY FUND

HUNTINGTON REAL STRATEGIES FUND

HUNTINGTON SITUS FUND

HUNTINGTON BALANCED ALLOCATION FUND

HUNTINGTON CONSERVATIVE ALLOCATION FUND

HUNTINGTON GROWTH ALLOCATION FUND

INVESTMENT RESTRICTIONS (EXCERPT AS TAKEN FROM THE HUNTINGTON FUNDS’

STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2014, AS AMENDED

SEPTEMBER 2, 2014)

The following investment restrictions are fundamental and may not be changed without a vote of a majority of the outstanding Shares of a Fund. The investment restrictions pertain to each Fund unless otherwise noted. In effectuating the Asset Allocation Funds’ investment goals and strategies, each Asset Allocation Fund will look through to the investments of the Underlying Funds.

Each Fund:

(1)	May not concentrate investments in a particular industry or group of industries as concentration is defined under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(2)	May issue senior securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(3)	May lend or borrow money to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(4)	May purchase or sell commodities, commodities contracts, futures contracts, or real estate to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(5)	May underwrite securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(6)	May pledge, mortgage or hypothecate any of its assets to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(7)	May purchase securities of any issuer only when consistent with the maintenance of its status as a diversified company under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time. (For all Funds except Ohio Municipal Money Market Fund).

The fundamental limitations of the Funds have been adopted to avoid wherever possible the necessity of shareholder meetings otherwise required by the 1940 Act. This recognizes the need to react quickly to changes in the law or new investment opportunities in the securities markets and the cost and time involved in obtaining shareholder approvals for diversely held investment companies. However, certain Funds also have adopted non-fundamental limitations, set forth below, which in some instances may be more restrictive than their fundamental limitations. Any changes in a Fund’s non-fundamental limitations will be communicated to the Fund’s shareholders prior to effectiveness.

Note, with respect to the Global Select Markets Fund, the Fund will not invest more than 25% of its total assets in the securities of exchange-traded funds which concentrate (that is, invest more than 25% of their assets) in the same industry, provided that (i) through its investment in index-based securities, the Fund indirectly may invest more than 25% of its assets in one industry, and (ii) the Fund will concentrate more than 25% of its assets in investment companies. The Real Strategies Fund may also indirectly invest more than 25% of its assets in one industry indirectly through investments in index-based securities which do not concentrate in the industry.

1940 Act Restrictions. Under the 1940 Act, and the rules, regulations and interpretations thereunder, a “diversified company,” as to 75% of its totals assets, may not purchase securities of any issuer (other than obligations of, or guaranteed by, the U.S. Government, its agencies or its instrumentalities and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer or more than 10% of the issuer’s voting securities would be held by the fund. For the Tax-Exempt Funds only, as a matter of non-fundamental policy, they will comply with the diversification requirements of Rule 2a-7, which are more rigorous. “Concentration” is generally interpreted under the 1940 Act to refer to an investment of more than 25% of net assets in an industry or group of industries. The 1940 Act limits the ability of investment companies to borrow and lend money and to underwrite securities. The 1940 Act currently prohibits an open-end fund from issuing senior securities, as defined in the 1940 Act, except under very limited circumstances.

Additionally, the 1940 Act limits a Fund’s ability to borrow money, prohibiting the Fund from issuing senior securities, except a Fund may borrow from any bank provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings by a Fund and provided further, that in the event that such asset coverage shall at any time fall below 300%, the Fund shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowing shall be at least 300%.

Regulatory Compliance. The Funds may follow non-fundamental operational policies that are more restrictive than their fundamental investment limitations, as set forth in the Prospectuses and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. In particular, the Money Market Funds will comply with the various requirements of Rule 2a-7 (the Rule), which regulates money market mutual funds. The Funds will determine the effective maturity of its investments according to the Rule. The Funds may change these operational policies to reflect changes in the laws and regulations without the approval of its shareholders.

HUNTINGTON VA DIVIDEND CAPTURE FUND

HUNTINGTON VA INTERNATIONAL EQUITY FUND

HUNTINGTON VA SITUS FUND

INVESTMENT RESTRICTIONS (EXCERPT AS TAKEN FROM THE HUNTINGTON VA FUNDS’

STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 30, 2014, AS AMENDED

SEPTEMBER 2, 2014)

The following investment restrictions are fundamental and may not be changed without a vote of a majority of the outstanding Shares of a Fund.

Each Fund:

(1)	May purchase securities of any issuer only when consistent with the maintenance of its status as a diversified company under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(2)	May not concentrate investments in a particular industry or group of industries as concentration is defined under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(3)	May issue senior securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(4)	May lend or borrow money to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(5)	May purchase or sell commodities, commodities contracts, futures contracts, or real estate to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(6)	May underwrite securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(7)	May pledge, mortgage or hypothecate any of its assets to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(8)	May not change its diversification status without shareholder approval as required by the 1940 Act.

The fundamental limitations have been adopted to avoid wherever possible the necessity of shareholder meetings otherwise required by the 1940 Act. This recognizes the need to react quickly to changes in the law or new investment opportunities in the securities markets and the cost and time involved in obtaining shareholder approvals for diversely held investment companies. However, certain Funds also have adopted non-fundamental limitations, set forth below, which in some instances may be more restrictive than their fundamental limitations. Any changes in a Fund’s non-fundamental limitations will be communicated to the Fund’s shareholders prior to effectiveness.

1940 Act Restrictions. Under the 1940 Act, and the rules, regulations and interpretations thereunder, a “diversified company,” as to 75% of its totals assets, may not purchase securities of any issuer (other than obligations of, or guaranteed by, the U.S. Government, its agencies or its instrumentalities and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer or more than 10% of the issuer’s voting securities would be held by the fund. “Concentration” is generally interpreted under the 1940 Act to be investing more than 25% of net assets in an industry or group of industries. The 1940 Act limits the ability of investment companies to borrow and lend money and to underwrite securities. The 1940 Act currently prohibits an open-end fund from issuing senior securities, as defined in the 1940 Act, except under very limited circumstances.

Additionally, the 1940 Act limits a Fund’s ability to borrow money prohibiting the Fund from issuing senior securities, except a Fund may borrow from any bank provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings by the Fund and provided further, that in the event that such asset coverage shall at any time fall below 300%, the Fund shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowing shall be at least 300%.

HUNTINGTON INCOME GENERATION FUND

HUNTINGTON WORLD INCOME FUND

INVESTMENT RESTRICTIONS (EXCERPT AS TAKEN FROM THE HUNTINGTON INCOME

GENERATION FUND AND HUNTINGTON WORLD INCOME FUND’S STATEMENT OF

ADDITIONAL INFORMATION DATED FEBRUARY 28, 2014, AS AMENDED SEPTEMBER 2, 2014)

The following investment restrictions are fundamental and may not be changed without a vote of a majority of the outstanding Shares of the Funds. The Funds

(1)	May not concentrate investments in a particular industry or group of industries as concentration is defined under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(2)	May issue senior securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(3)	May lend or borrow money up to 33 1⁄3% of its total assets, or to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(4)	May purchase or sell commodities, commodities contracts, futures contracts, or real estate to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(5)	May underwrite securities to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(6)	May pledge, mortgage or hypothecate any of its assets to the extent permitted by the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(7)	May purchase securities of any issuer only when consistent with the maintenance of its status as a diversified company under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time.

(8)	May not invest more than 10% of the Fund’s net assets at the time of purchase in options on securities (long puts and calls). In addition, each Fund will limit its obligations under futures, options on futures and options on securities to no more than 25% of the Fund’s assets.

(9)	May not invest more than 15% of a Fund’s net assets at the time of the purchase in illiquid securities.

The fundamental limitations of the Funds have been adopted to avoid wherever possible the necessity of shareholder meetings otherwise required by the 1940 Act. This recognizes the need to react quickly to changes in the law or new investment opportunities in the securities markets and the cost and time involved in obtaining shareholder approvals for diversely held investment companies. However, the Funds also have adopted non-fundamental limitations, set forth below, which in some instances may be more restrictive than its fundamental limitations. Any changes in a Fund’s non-fundamental limitations will be communicated to the Funds’ shareholders prior to effectiveness.

Note, the Funds will not invest more than 25% of its total assets in the securities of exchange-traded funds which concentrate (i.e., invest more than 25% of their assets) in the same industry, provided that (i) through its investment in index-based securities, the Funds indirectly may invest more than 25% of its assets in one industry, and (ii) the Fund will concentrate more than 25% of its assets in investment companies.

1940 Act Restrictions. Under the 1940 Act, and the rules, regulations and interpretations thereunder, a “diversified company,” as to 75% of its totals assets, may not purchase securities of any issuer (other than obligations of, or guaranteed by, the U.S. Government, its agencies or its instrumentalities and securities of other investment companies) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer or more than 10% of the issuer’s voting securities would be held by the fund. “Concentration” is generally interpreted under the 1940 Act to be investing more than 25% of net assets in an industry or group of industries. The 1940 Act limits the ability of investment companies to borrow and lend money and to underwrite securities. The 1940 Act currently prohibits an open-end fund from issuing senior securities, as defined in the 1940 Act, except under very limited circumstances.

Additionally, the 1940 Act limits a Fund’s ability to borrow money, prohibiting the Fund from issuing senior securities, except a Fund may borrow from any bank provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings by a Fund and provided further, that in the event that such asset coverage shall at any time fall below 300%, a Fund shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowing shall be at least 300%.

Regulatory Compliance. The Funds may follow non-fundamental operational policies that are more restrictive than their fundamental investment limitations, as set forth in the Prospectuses and this SAI, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. The Funds may change these operational policies to reflect changes in the laws and regulations without the approval of its shareholders.

SCHEDULE 1.3

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND

THE HUNTINGTON NATIONAL BANK

FUNDS: those Funds listed on Schedule 1.1 to the Revolving Credit Agreement

Date: December 18, 2014

SPECIFIC TERMS

Capitalized terms not otherwise defined in this Schedule have the meanings specified in the Revolving Credit Agreement. In the event of any inconsistency between this Schedule and the Revolving Credit Agreement, this Schedule will control.

Facility Fee means a fee, assessed each Fund on whose behalf a Loan is or may be made, equal to  1⁄8 of one percent (1%) per annum of the Loan Amount.

Interest Rate means the interest rate per annum to be applied to the principal balance outstanding, from time to time, equal to the London Interbank Offered Rate (LIBO Rate) plus one hundred thirty-five (135) basis points (with one hundred (100) basis points being equal to one percent (1.00%) per annum).

Investment Adviser means Huntington Asset Advisors, Inc.

Maturity Date means October 31, 2015.

Maximum Amount means, on a per Fund basis, the lesser of: (i) $30,000,000.00, or (ii) 15% of a Fund’s daily market value.

Unused Fee means a fee equal to  1⁄8 of one percent (1.00%) per annum of the average daily excess of the Loan Amount during such partial or full calendar quarter over the outstanding principal balance of the Loan.

SCHEDULE 2.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND THE HUNTINGTON NATIONAL BANK

Date: December 18, 2014

LIST OF AUTHORIZED REPRESENTATIVES

In accordance with Section 2.1(b) of that certain Revolving Credit Agreement (the “Agreement”) dated as of December 18, 2014, between each series of The Huntington Funds listed on Schedule 1.1 attached to the Agreement on behalf of itself (the “Funds” or the “Borrowers” and each, a “Fund” or a “Borrower”) and The Huntington National Bank (the “Lender”), each Borrower hereby authorizes the Lender to act upon the telephonic and/or written instructions of the following authorized representatives of such Borrower:

Borrowers:	R. Jeffrey Young, Chief Executive Officer Joseph L. Rezabek, President Matthew J. Miller, Vice President Bryan W. Ashmus, Treasurer Jay S. Fitton, Secretary

Investment Adviser:	B. Randolph Bateman, Chief Investment Officer

Custodian:

Kelli Hermen, Senior Fund Relationship Associate, Mutual Fund Custody

Kevin Speert, Vice President, Mutual Fund Custody

John Barker, Fund Relationship Manager, Mutual Fund

Custody/Securities Lending

Any other officers in the Trust Department of The Huntington National Bank

	BORROWERS:	The undersigned person hereby certifies that he/she is (i) a duly authorized officer of each of the Borrowers listed on Schedule 1.1 to the Agreement, (ii) duly authorized and empowered to execute this Schedule 2.1 on behalf of such Borrower, and (iii) signing this Schedule 2.1 on behalf of each such Borrower

		By:	/s/ R. Jeffrey Young
		Name:	R. Jeffrey Young
		Title:	Chief Executive Officer

SCHEDULE 2.2

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND

THE HUNTINGTON NATIONAL BANK

Date: December 18,2014

[Net Asset Values for Pro Rata Allocation attached]

BORROWERS:	The undersigned person hereby certifies that he/she is (i) a duly authorized officer of each of the Borrowers listed on Schedule 1.1 to the Revolving Credit Agreement, (ii) duly authorized and empowered to execute this Schedule 2.2 on behalf of such Borrower, and (iii) signing this Schedule 2.2 on behalf of each such Borrower

	By:	/s/ R. Jeffrey Young
	Name:	R. Jeffrey Young
	Title:	Chief Executive Officer

SCHEDULE 3.1

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND

THE HUNTINGTON NATIONAL BANK

FORM OF CERTIFICATE

Date: December 18, 2014

THE HUNTINGTON FUNDS

CERTIFICATE OF BORROWERS

Re: $30,000,00.00 Financing for each series of The Huntington Funds (the “Trust”) listed on Schedule 1.1 attached to the Revolving Credit Agreement on behalf of itself (the “Funds” or the “Borrowers” and each, a “Fund” or a “Borrower”) from The Huntington National Bank

The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of The Huntington Funds, a Delaware statutory trust (the “Trust”), and the undersigned does hereby further certify as follows:

1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, along with any Amendments thereto, as in effect on the date hereof certified by the Secretary of the State of Delaware.

2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Trust, as in effect on the date hereof.

3.	The following persons are the duly elected officers of the Trust and each Borrower, holding the office set forth opposite their respective names. Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Joseph L. Rezabek	President

R. Jeffrey Young	Chief Executive Officer	/s/ R. Jeffrey Young

1

Martin R. Dean	Chief Compliance Officer and Anti-Money Laundering Officer

Bryan W. Ashmus	Treasurer

Matthew J. Miller	Vice President

Jay S. Fitton	Secretary

4.	Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrowers to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.

6.	The Trust and each Borrower is in good standing in the state of its formation. Attached hereto, marked Attachment D, is a certificate of good standing with regard to the Trust issued within the past thirty (30) days by the Secretary of State of Delaware.

7.	Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrowers by an officer of the Borrowers certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby Certifies the above to be true and has executed this certificate this 18th day of December, 2014.

/s/ Jay S. Fitton, Secretary
Jay S. Fitton, Secretary

The undersigned does hereby certify that he is the Chief Executive Officer of the Trust and each of the Borrowers, and does further certify that the signatory above is the Secretary of the Trust and each of the Borrowers, and that his signature set forth above is his true and customary signature.

/s/ R. Jeffrey Young
R. Jeffrey Young, Chief Executive Officer

2

ATTACHMENT C

CERTIFIED COPY OF

RESOLUTIONS OF BOARD OF TRUSTEES OF

THE HUNTINGTON FUNDS

(Name of Statutory Trust)

I, Jay S. Fitton, hereby certify that I am the Secretary and official custodian of certain records including the Declaration of Trust, bylaws and the minutes of the meetings of the Board of Trustees of The Huntington Funds, a statutory trust duly organized and existing under the laws of the State of Delaware (herein the “Trust”), and that the following is a true, accurate and compared transcript of the resolutions contained in the minute book of the Trust duly adopted by the Board of Trustees thereof on the 11th day of December, 2014, in accordance with the Declaration of Trust and bylaws of the Trust, and that said resolutions have not been amended or revoked and are in full force and effect:

RESOLVED, that the Board, consisting entirely of Independent Trustees, hereby approves and authorizes each of the officers of the Trust, acting in his or her capacity as said officer, or his or her duly elected or appointed successor in office, to negotiate and enter into a line of credit agreement with The Huntington National Bank, subject to the review of Trust counsel, and each be, and hereby are, authorized and empowered on behalf of the Trust:

(1) to borrow money or establish lines of credit or revolving credits or otherwise obtain or establish credit for the Trust from any office of The Huntington National Bank (herein “Lender”), in any manner, on such terms as he or she may deem advisable;

(2) to execute or indorse, and deliver to Lender on behalf of the Trust in form prescribed by Lender a promissory note or notes, drafts, acceptances, credit agreements or any other evidences of obligations of the Trust; and

(3) to do any acts, including but not limited to mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber from time to time with Lender any or all assets or property of the Trust both real and personal, tangible and intangible, to secure such loan or loans, other agreements or renewals and extensions thereof, and to execute or indorse, and deliver to Lender, on behalf of the Trust, any instruments, agreements, or other documents deemed necessary or proper by Lender in respect to the collateral securing any obligation referenced above.

3

FURTHER RESOLVED, that the officers referred to in the foregoing resolutions are as follows:

Joseph L. Rezabek, President
(Signature of Officer)

R. Jeffrey Young, Chief Executive Officer	/s/ R. Jeffrey Young
(Signature of Officer)

Martin R. Dean, Chief Compliance Officer
And Anti-Money Laundering Officer	(Signature of Officer)

Bryan W. Ashmus, Treasurer
(Signature of Officer)

Matthew J. Miller, Vice President
(Signature of Officer)

Jay S. Fitton, Secretary
(Signature of Officer)

FURTHER RESOLVED, that Lender is authorized to rely in good faith on any telephonic or other oral communication which shall be received by it from anyone reasonably believed by Lender to be one of the officers designated above.

FURTHER RESOLVED, that Lender is authorized to rely on the aforesaid resolutions and specimen signatures until receipt by it of written notice of any change.

I further certify that neither the Declaration of Trust nor the bylaws of the Trust require any consent of any other person or entity for the granting of any mortgage or other security interest in all or any part of the Trust’s property and assets.

IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of December, 2014, at Cincinnati, Ohio.

/s/ Jay S. Fitton
Jay S. Fitton, Secretary

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SCHEDULE 3.7

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND

THE HUNTINGTON NATIONAL BANK

Date: December 18, 2014

SPECIFIC REPRESENTATIONS SCHEDULE

1.	The exact legal name of the Trust is: THE HUNTINGTON FUNDS

2.	If any Borrower has changed its name since it was established, its past legal names were:

3.	A Borrower uses in its business and owns the following trade names:

        ________________________________________________________________________________________________

4.	The Trust was organized on April 27, 2006, under the laws of the State of Delaware and is in good standing under those laws.

5.	The Trust and each Borrower has its chief executive office and principal place of business at: 2960 N. Meridian Street, Suite 300, Indianapolis, IN 46208.

6.	Each Borrower maintains all of its records with respect to its accounts at that address or at 41 South High Street, Columbus, OH 43215.

7.	A Borrower also has places of business at:

        ________________________________________________________________________________________________

8.	No securities owned by any Borrower are located at any other place, nor were they located at any other place within the past four (4) months, except as held by The Huntington National Bank, as custodian, and by the agents and sub-custodians of The Huntington National Bank.

9.	In the past five (5) years no Borrower has never maintained its chief executive office or principal place of business or records with respect to accounts, nor owned personal property, at any locations except those set forth above and except:

        ________________________________________________________________________________________________

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10.	The applicable Fund(s) operated as the Borrowers are:

Huntington Balanced Allocation Fund Huntington

Disciplined Equity Fund Huntington Global Select

Markets Fund Huntington Income Generation Fund

Huntington Real Strategies Fund Huntington VA

Dividend Capture Fund Huntington VA Situs Fund

Huntington Money Market Fund Huntington Tax Free

Money Market Fund Huntington Conservative

Allocation Fund Huntington Dividend Capture Fund

Huntington Growth Allocation Fund Huntington

International Equity Fund Huntington Situs Fund

Huntington VA International Equity Fund Huntington

World Income Fund Huntington Ohio Municipal Money

Market Fund Huntington U.S. Treasury Money Market Fund

11.	If the name of any Fund has been changed since it was formed, its past names are:

Huntington Tax-Free Money Market Fund

3/6/09—Name Change from Huntington Florida Tax-Free Money Fund

Huntington Situs Fund

1/24/08—Name Change from Situs Small Cap Fund

Huntington VA Situs Fund

1/24/08—Name Change from VA Situs Small Cap Fund

2

EXHIBIT A

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

AND THE HUNTINGTON NATIONAL BANK

AUTHORIZATION LETTER

            , 20

Mr. Brian Kelly

The Huntington National Bank

41 South High Street

HC0843

Columbus, OH 43215

Mr. Kelly:

This letter will serve as a notification that THE HUNTINGTON FUNDS (the “Trust”) and Huntington Asset Advisors, Inc. (the “Investment Advisor”) have the power and authority to request and enter into borrowings on behalf of those investment series set forth on Schedule 1.1 (the “Funds” and each a “Fund” or “Borrowers and each a “Borrower”) pursuant to that certain Revolving Credit Agreement between the Funds and The Huntington National Bank dated as of even date herewith (“Revolving Credit Agreement”). The Adviser is the investment adviser for the Trust registered under the Investment Advisers Act of 1940 with SEC registration number 811-05010.

Each Borrower and the Investment Advisor hereby expressly authorize The Huntington National Bank (the “Custodian”) as the Borrower’s designated representative on behalf of such Borrower, without any further oral or written instruction, (a) to request advances from The Huntington National Bank (the “Lender”) under the Revolving Credit Agreement for the purposes set forth therein on each occasion where such Borrower has daily cash needs in excess of the amount of cash then available in such Borrower’s Trust Custody Account, and (b) to immediately apply when available the cash held by the Custodian on behalf of such Borrower to the repayment of principal and interest of the amounts due by such Borrower under the Revolving Credit Agreement.

The Trust and the Investment Advisor hereby acknowledge and agree that all securities of a Borrower are pledged as security for any and all advances made to such Borrower under the Revolving Credit Agreement pursuant to the terms of the Pledge and Security Agreement entered into between the Lender and the Borrowers (the “Pledge Agreement”).

Notwithstanding the authority granted to the Custodian in this Authorization Letter, each Borrower and the Investment Adviser shall be at all times responsible for ensuring that the borrowings made by such Borrower under the Revolving Credit Agreement do not violate the

Investment Company Act of 1940 or any of the rules and regulations thereunder. Such Borrower shall from time to time promptly inform the Custodian of any applicable limitations, restrictions and/or prohibitions on borrowings by such Borrower under any agreement binding upon or affecting such Borrower.

Nothing in this Authorization Letter shall obligate the Custodian to request any advances under the Revolving Credit Agreement. To the extent that the Custodian takes any actions contemplated by this Authorization Letter, the Custodian shall be held to the exercise of reasonable care and shall be without liability to a Fund for any loss, damage, cost, expense (including attorneys’ fees and disbursements), liability or claim unless arising from the negligence, bad faith or willful misconduct of the Custodian. The Custodian shall not be under any obligation at any time to ascertain whether a Fund is in compliance with the Investment Company Act of 1940, the rules and regulations thereunder, any other laws, rules or regulations applicable to the Trust or the Fund, the provisions of the Trust’s charter documents or by-laws, or the Fund’s investment objectives and policies as then in effect.

Nothing contained in this Authorization Letter shall be deemed to modify or amend the Custody Agreement in effect between the Custodian and the Borrower. The obligations and liabilities of the Lender and each Borrower shall be as set forth in the Revolving Credit Agreement and the Loan Documents (as defined in the Revolving Credit Agreement).

Each Borrower and the Investment Adviser hereby expressly authorize the Lender to act upon the oral and/or written instructions of the Custodian as such Borrower’s authorized designated representative, in making advances to such Borrower under the Revolving Credit Agreement. The authorizations and designations set forth in this Authorization Letter shall remain in force as to a Borrower until delivery to the Custodian and the Lender of written notice by such Borrower revoking such authorizations and designations.

Sincerely yours,

BORROWERS:		HUNTINGTON ASSET ADVISORS, INC.

The undersigned person hereby certifies that		By:
he/she is (i) a duly authorized officer of each		Name:
of the Borrowers listed on Schedule 1.1, (ii) duly		Title:
authorized and empowered to execute this
Authorization Letter on behalf of each such Borrower, and (iii) signing this Authorization Letter on behalf each such Borrower

By:	R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

Investment Company Act of 1940 or any of the rules and regulations thereunder. Such Borrower shall from time to time promptly inform the Custodian of any applicable limitations, restrictions and/or prohibitions on borrowings by such Borrower under any agreement binding upon or affecting such Borrower.

Nothing in this Authorization Letter shall obligate the Custodian to request any advances under the Revolving Credit Agreement. To the extent that the Custodian takes any actions contemplated by this Authorization Letter, the Custodian shall be held to the exercise of reasonable care and shall be without liability to a Fund for any loss, damage, cost, expense (including attorneys’ fees and disbursements), liability or claim unless arising from the negligence, bad faith or willful misconduct of the Custodian. The Custodian shall not be under any obligation at any time to ascertain whether a Fund is in compliance with the Investment Company Act of 1940, the rules and regulations thereunder, any other laws, rules or regulations applicable to the Trust or the Fund, the provisions of the Trust’s charter documents or by-laws, or the Fund’s investment objectives and policies as then in effect.

Nothing contained in this Authorization Letter shall be deemed to modify or amend the Custody Agreement in effect between the Custodian and the Borrower. The obligations and liabilities of the Lender and each Borrower shall be as set forth in the Revolving Credit Agreement and the Loan Documents (as defined in the Revolving Credit Agreement).

Each Borrower and the Investment Adviser hereby expressly authorize the Lender to act upon the oral and/or written instructions of the Custodian as such Borrower’s authorized designated representative, in making advances to such Borrower under the Revolving Credit Agreement. The authorizations and designations set forth in this Authorization Letter shall remain in force as to a Borrower until delivery to the Custodian and the Lender of written notice by such Borrower revoking such authorizations and designations.

Sincerely yours,

BORROWERS:		HUNTINGTON ASSET ADVISORS, INC.

The undersigned person hereby certifies that		By:	/s/ David W. Castor
he/she is (i) a duly authorized officer of each		Name:	David W. Castor
of the Borrowers listed on Schedule 1.1, (ii) duly		Title:	Treasurer
authorized and empowered to execute this
Authorization Letter on behalf of each such Borrower, and (iii) signing this Authorization Letter on behalf each such Borrower

By:
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

Schedule 1.1

To the

Authorization Letter

Funds

Date: December 18, 2014

Huntington Balanced Allocation Fund

Huntington Disciplined Equity Fund

Huntington Global Select Markets Fund

Huntington Income Generation Fund

Huntington Real Strategies Fund

Huntington VA Dividend Capture Fund

Huntington VA Situs Fund

Huntington Money Market Fund

Huntington Tax Free Money Market Fund

Huntington Conservative Allocation Fund

Huntington Dividend Capture Fund

Huntington Growth Allocation Fund

Huntington International Equity Fund

Huntington Situs Fund

Huntington VA International Equity Fund

Huntington World Income Fund

Huntington Ohio Municipal Money Market Fund

Huntington U.S. Treasury Money Market Fund

1

EXHIBIT B

TO REVOLVING CREDIT AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS

AND

THE HUNTINGTON NATIONAL BANK

PROMISSORY NOTE

Columbus, OH
$30,000,000.00	December , 2014

Each series of THE HUNTINGTON FUNDS (the “Trust”), a Delaware statutory trust, listed on Schedule 1.1 attached hereto, as such Schedule 1.1 may be amended from time to time in accordance with the Agreement (each, a “Borrower,” and collectively, the “Borrowers”), on behalf of itself, for value received, hereby promises to pay to the order of THE HUNTINGTON NATIONAL BANK (the “Lender”) at its offices, 41 South High Street, HC0843, Columbus, OH 43215 in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) or the aggregate unpaid principal amount of all Loans made by the Lender to such Borrower, whichever is less, pursuant to the terms of the Revolving Credit Agreement of even date herewith by and between the Borrowers and the Lender (as the same may be amended, restated or otherwise modified from time to time the “Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

Each Borrower covenants that the funds borrowed by it from the Lender as evidenced by this Note shall be used solely for the benefit of such Borrower.

The principal balance of each Loan outstanding from time to time shall bear interest at the Interest Rate in effect from time to time, including any applicable default rate of interest described in the Agreement. Interest on each Loan will accrue daily, will be calculated based on a 360-day year and charged for the actual number of days the principal balance is outstanding. All outstanding principal and interest shall be payable in accordance with the terms of the Agreement.

The principal amount of each Loan made by the Lender and the amount of each payment or prepayment made by any Borrower shall be recorded by the Lender on schedules maintained by Lender or in the regularly maintained data processing records of the Lender. The aggregate unpaid principal amount of all Loans set forth in such schedules or in such records shall be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by the Lender to make any such entry shall not in and of itself limit or otherwise affect any Borrower’s obligations under this Note or the Agreement.

2

This Note is the Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms of the Agreement. This Note and the obligations evidenced hereby are secured by the Collateral described in the Pledge Agreement and are entitled to the benefits of the Pledge Agreement. The principal of this Note is payable and/or prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement.

In no event shall the Interest Rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that the Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of the Borrowers, and shall automatically be applied to reduce the amounts due to the Lender from the Borrowers under this Note, other than interest, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, the Lender shall refund to the Borrowers such excess.

Each Borrower and all endorsers, sureties, guarantors and other persons liable on this Note, if any, hereby waive notice of non-payment, demand, presentment or protest in connection with the delivery, performance and enforcement of this Note; consent to one or more renewals or extensions of this Note; and generally waive any and all suretyship defenses and defenses in the nature thereof.

This Note may not be changed orally, but only by an instrument in writing signed by the Borrowers and the Lender.

This Note is being delivered in, is intended to be performed in, shall be construed and enforced in accordance with, and be governed by the laws of, the State of Ohio without regard to principles of conflict of laws. Each Borrower agrees that the State and federal courts in Franklin County, Ohio or any other court in which the Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding shall be effective if mailed to any Borrower at its address described in the Notices section of the Agreement.

LENDER AND BORROWERS HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR ANY BORROWER AGAINST THE OTHER ARISING OUT OF THIS NOTE.

Each Borrower authorizes any attorney at law to appear in any court of record in the State of Ohio or in any other state or territory of the United States of America after the loan evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against such Borrower in favor of the Lender for the amount then appearing due on this Note, together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. Each Borrower waives any conflict of interest that an attorney hired by the Lender may have in acting on such Borrower’s behalf in confessing judgment against the Borrower while such attorney is retained by the Lender. Each Borrower expressly consents to such attorney acting for Borrower in confessing judgment and to such attorney’s fee being paid by the Lender or deducted from the proceeds of collection of this Note or Collateral security therefor.

3

Pursuant to §3804 of the Delaware Statutory Trust Act under which the Trust is organized, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWERS:

The undersigned person hereby certifies that he/she is (i) a duly authorized officer of each of the Borrowers listed on Schedule 1.1 attached hereto,

(ii) duly authorized and empowered to execute this Promissory Note on behalf of such Borrower, and

(iii) signing this Promissory Note on behalf of each such Borrower

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	CEO

Huntington Balanced Allocation Fund

Huntington Disciplined Equity Fund

Huntington Global Select Markets Fund

Huntington Income Generation Fund

Huntington Real Strategies Fund

Huntington VA Dividend Capture Fund

Huntington VA Situs Fund

Huntington Money Market Fund

Huntington Tax Free Money Market Fund Huntineton Conservative Allocation Fund Huntington Dividend Capture Fund

Huntington Growth Allocation Fund

Huntington International Equity Fund

Huntington Situs Fund

Huntington VA International Equity Fund

4

Huntington World Income Fund Huntington Ohio Municipal Money Market Fund Huntington U.S. Treasury Money Market Fund

5

SCHEDULE 1.1

TO PROMISSORY NOTE

EXECUTED AND DELIVERED BY

THE SERIES OF THE HUNTINGTON FUNDS IDENTIFIED BELOW

TO

THE HUNTINGTON NATIONAL BANK

Date: December 18, 2014

PARTICIPATING FUNDS

Fund	Date Added
Huntington Balanced Allocation Fund	December 18, 2014
Huntington Disciplined Equity Fund	December 18, 2014
Huntington Global Select Markets Fund	December 18, 2014
Huntington Income Generation Fund	December 18, 2014
Huntington Real Strategies Fund	December 18, 2014
Huntington VA Dividend Capture Fund	December 18, 2014
Huntington VA Situs Fund	December 18, 2014
Huntington Money Market Fund	December 18, 2014
Huntington Tax Free Money Market Fund	December 18, 2014
Huntington Conservative Allocation Fund	December 18, 2014
Huntington Dividend Capture Fund	December 18, 2014
Huntington Growth Allocation Fund	December 18, 2014
Huntington International Equity Fund	December 18, 2014
Huntington Situs Fund	December 18, 2014
Huntington VA International Equity Fund	December 18, 2014
Huntington World Income Fund	December 18, 2014
Huntington Ohio Municipal Money Market Fund	December 18, 2014
Huntington U.S. Treasury Money Market Fund	December 18, 2014

BORROWERS:

The undersigned person hereby certifies that he/she is (i) a duly authorized officer of each of the Borrowers listed on this Schedule 1.1, (ii) duly authorized and empowered to execute this Schedule 1.1 on behalf of such Borrower, and (iii) signing this Schedule 1.1 on behalf of each such Borrower

LENDER: THE HUNTINGTON NATIONAL BANK

By:	/s/ R. Jeffrey Young	By:
Name:	R. Jeffrey Young	Name:
Title:	CEO	Title:

6